Exhibit 2.1

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment No. 1”), dated as of October 2, 2012, by and among WellPoint, Inc., an Indiana corporation (“Purchaser”), WellPoint Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Purchaser (“Merger Sub”) and AMERIGROUP Corporation, a Delaware corporation (“Company”), amends that certain Agreement and Plan of Merger, dated as of July 9, 2012, by and among Purchaser, Merger Sub and Company (the “Merger Agreement”).

RECITALS:

WHEREAS, Company, Purchaser and various other parties are defendants in City of Monroe Employees Retirement System, et al., v. Capps, C.A. No. 7788-CS (Del. Ch.) (the “Litigation”);

WHEREAS, in connection with the settlement of the Litigation, Purchaser, Company and various other parties have entered into that certain Memorandum of Understanding, dated as of October 2, 2012 (the “Settlement MOU”);

WHEREAS, the Settlement MOU provides, among other things, that the parties hereto will amend the Merger Agreement as provided for in this Amendment No. 1;

WHEREAS, Section 8.8 of the Merger Agreement provides that the Merger Agreement may be amended by the parties hereto, with the approval of their respective boards of directors, and that any such amendment shall be undertaken by an instrument in writing signed on behalf of each of the parties hereto; and

WHEREAS, the respective boards of directors of Purchaser, Company and Merger Sub have approved this Amendment No. 1.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Section 7.3(b) of the Merger Agreement is hereby amended by replacing the reference to “$146,000,000” therein with “$97,000,000”.

2. The parties hereby agree that, notwithstanding Section 5.1(b) of the Merger Agreement, Company shall postpone the Company Stockholders Meeting to October 23, 2012. The foregoing agreement does not constitute an amendment to Section 5.1(b) of the Merger Agreement, which remains in full force and effect.

3. Capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement.

4. Unless the context otherwise requires, the term “Agreement” as used in the Merger Agreement shall be deemed to refer to the Merger Agreement as amended hereby.

5. This Amendment No. 1 shall be effective as of the date first written above, as if executed on such date. Except as expressly provided herein, the Merger Agreement is not amended, modified or otherwise affected by this Amendment No. 1, and the Merger Agreement and the rights and obligations of the parties thereunder are hereby ratified and confirmed in all respects.

6. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment No. 1 (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Amendment No. 1.

7. This Amendment No. 1 and all disputes between the parties under or related to this Amendment No. 1 or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the internal Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State of Delaware without regard to the conflicts of Laws rules thereof.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first written above.

WELLPOINT, INC.

By:	/s/ Wayne S. DeVeydt
Name: Wayne S. DeVeydt
Title: EVP & Chief Financial Officer

WELLPOINT MERGER SUB, INC.

By:	/s/ Wayne S. DeVeydt
Name: Wayne S. DeVeydt
Title: President

AMERIGROUP CORPORATION

By:	/s/ Nicholas J. Pace
Name: Nicholas J. Pace
Title: Executive Vice President, General Counsel and Secretary

[Amendment No. 1 to Agreement and Plan of Merger]